Exhibit 10.6

GWG HOLDINGS, INC.
220 South Sixth Street
Suite 1200
Minneapolis, Minnesota 55402

April 5, 2013

ARQUE CAPITAL, LTD.
7501 East McCormick Parkway
Suite 111 North Court
Scottsdale, Arizona 85258

RE:           Fourth Amended and Restated Managing Broker-Dealer Agreement

Ladies and Gentlemen:

This letter confirms and comprises the agreement (the “Agreement”) between GWG Holdings, Inc., a Delaware corporation (the “Company”), and Arque Capital, Ltd., a California corporation (the “Managing Broker-Dealer”), regarding (i) the offering and sale (the “Offering”) of up to $250,000,000 of secured debentures (the “Debentures”) of the Company to be sold pursuant to that certain Registration Statement on Form S-1 of the Company, initially filed with the United States Securities and Exchange Commission (the “SEC”) on June 14, 2011 (File No. 333-174887), as the same is later declared effective by the SEC and as it may be amended and supplemented from time to time after its initial effectiveness (the “Registration Statement”). The prospectus that forms a part of the Registration Statement is hereinafter referred to as the “Prospectus.”  References to the Registration Statement include all exhibits to the Registration Statements and any documents incorporated into the Registration Statement by reference.

Capitalized terms used herein and not otherwise defined herein shall have the same meaning as described in the Registration Statement.

1.	Appointment of Managing Broker-Dealer.

1.1 On the basis of the representations and warranties and covenants herein contained, and subject to the terms and conditions set forth herein and in the Prospectus, the Company hereby appoints the Managing Broker-Dealer as its agent for purposes of offering and selling the Debentures upon the terms and conditions set forth herein, including without limitation compliance and conformity with Accepted Debenture Practices; and the Managing Broker-Dealer hereby accepts such appointment and agrees to use its best efforts as such agent to offer and sell the Debentures to Investors until the later of the termination of the Offering or the sale of all of the Debentures, or until the termination of this Agreement, if earlier.  In connection with the offer and sale of Debentures under this Agreement, the Managing Broker-Dealer will carry out the duties provided for herein and as described in the Prospectus as being carried out by the Managing Broker-Dealer.  The Managing Broker-Dealer is exclusively authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other authorized agents appointed by the Managing Broker-Dealer (collectively, the “Selling Group Members”) to offer and sell Debentures, subject to Section 4.1.

1.2 It is understood that no sale of a Debenture shall be regarded as effective unless and until the Company shall have accepted a subscription for such Debenture in the manner prescribed under the Indenture.  The Company reserves the right in its sole discretion to accept or reject any subscription for Debentures as described in the Indenture.  Debentures will be offered during a period commencing on the effectiveness of the Registration Statement, and continuing thereafter until the earlier of (i) the date that $250,000,000 in Debentures shall have been sold or (ii) the date on which the Company, in its sole and absolute discretion, terminates the Offering (the “Offering Termination Date”).

1.3 The following capitalized terms shall have the meanings set forth below:

(a)           “Accepted Debenture Practices” means, as applicable to the context in which this term is used, those procedures and practices with respect to the offering, marketing and selling the Debentures that: (i) meet at least the same demonstrable standards that the Managing Broker-Dealer or any Selling Group Member would follow in exercising reasonable care in offering, marketing and selling similar programs for publicly offered securities; (ii) comply with all Governmental Rules; and (iii) comply with the provisions of this Agreement.

(b)           “Governmental Rules” means any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, decision or guideline of any governmental agency, court or authority.

(c)           “Indenture” means that certain Indenture by and between the Company and the Bank of Utah, as trustee, with respect to the Debentures.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Managing Broker-Dealer that:

2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would be expected to have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and has all requisite authority to enter into this Agreement.

2.2 The Debentures will have been registered with the SEC upon the effectiveness of the Registration Statement.  So far as is under the control of the Company, the Debentures will be offered and sold consistent with the description contained in the Prospectus.

2.3 The Company shall provide to the Managing Broker-Dealer and to Selling Group Members for delivery to offerees and purchasers and their representatives the information and documents that Company deems appropriate to comply with all laws, rules, regulations and judicial and administrative interpretations in all jurisdictions in which the Debentures are offered and sold.

2.4 Except as disclosed in the Prospectus no defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it is bound.

2.5 Subject to the performance of the Company’s obligations hereunder, the holders of the Debentures (the “Holders”) will have the rights set forth in the Debentures.

2.6 This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any material agreement to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their respective properties may be bound; (ii) the certificate of incorporation or bylaws of the Company; or (iii) any applicable law, order or Governmental Rule, except in any case for any breach, violation or default that would not have a Material Adverse Effect.

2.7 The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the SEC under Rule 424 under the Securities Act of 1933 (the “Securities Act”), complied or will comply with the provisions of the Securities Act and the Trust Indenture Act of 1939, and did not or will not at any such times contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that this representation and warranty does not apply to any statements in, or omissions from the Managing Broker-Dealer Disclosure Statements (as defined in Section 5.6 below) in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto.

2.8 The Debentures have been duly authorized for issuance and sale pursuant to the Indenture and this Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3.	Covenants of the Company. The Company hereby agrees that:

3.1 The Company will notify the Managing Broker-Dealer promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed, and of any request by the SEC for any post-effective amendment or supplement to the Registration Statement or Prospectus.  In addition, the Company will prepare and file with the SEC, promptly upon the Managing Broker-Dealer’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Managing Broker-Dealer’s opinion may be reasonably necessary or advisable in connection with the Offering of the Debentures.

3.2 The Company will advise the Managing Broker-Dealer, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Debentures for offering or sale in any jurisdiction, or of the initiation or receipt of any specific threat of any proceeding for any such purpose.

3.3 Within the time during which a Prospectus relating to the Debentures is required to be delivered under the Securities Act, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, so far as necessary to permit the continuance of sales of or dealings in the Debentures as contemplated by the provisions hereof and the Prospectus.  If, during the longer of such period or the term of this Agreement, any event or change occurs that is material to the Offering or that causes any of the representations and warranties of the Company contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Managing Broker-Dealer, and, if necessary, will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.4 The Company will furnish to the Managing Broker-Dealer copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managing Broker-Dealer may from time to time reasonably request.

3.5 If at any time any event occurs as a result of which the Registration Statement would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly in writing notify Managing Broker-Dealer thereof, promptly prepare an amendment to the Registration Statement correcting such statement or omission, and promptly deliver to Managing Broker-Dealer as many copies of such amended Registration Statement as Managing Broker-Dealer may reasonably request.

3.6 The Company will deliver to the Managing Broker-Dealer one copy of each report furnished to the Holders at the time that such reports are furnished to the Holders, and such other information concerning Debentures as may reasonably be requested.

3.7 The Company shall use reasonable efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Debentures for offer and sale under the securities laws of the jurisdictions in which the Managing Broker-Dealer is intending to offer.  Notwithstanding the foregoing, the Company may in its sole discretion elect not to qualify or register Debentures in any jurisdiction in which it deems the qualification or registration unwarranted for any reason.  The Company or its counsel shall inform the Managing Broker-Dealer as to the jurisdictions in which the Debentures have been qualified for sale or are exempt under the respective laws of those jurisdictions.

4.	Covenants of the Managing Broker-Dealer. The Managing Broker-Dealer hereby agrees that:

4.1 The Managing Broker-Dealer will use “best efforts” in the offering, sale and distribution of Debentures.  The Managing Broker-Dealer may offer Debentures as an agent, but all sales shall be made by the Company acting through the Managing Broker-Dealer as an agent, and not by Managing Broker-Dealer as a principal.  The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker-Dealer or the Company, except to appoint Selling Group Members not objectionable to the Company in its sole and absolute discretion.

4.2 Within the shorter of the time during which a Prospectus relating to the Debentures is required to be delivered under the Securities Act or during the term of this Agreement, the Managing Broker-Dealer will comply with all requirements imposed upon it by the Securities Act, so far as necessary to permit the continuance of sales of or dealings in the Debentures as contemplated by the provisions hereof and the Prospectus.  If, during the shorter of such period or the term of this Agreement, to the Managing Broker-Dealer’s knowledge, any event or change occurs that could reasonably be considered material to the Offering or that causes any of the representations and warranties of the Managing Broker-Dealer contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if, during such period, to the Managing Broker-Dealer’s knowledge, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Managing Broker-Dealer will promptly notify the Company, and, if necessary, use reasonable efforts to assist the Company in amending the Registration Statement or supplementing the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

4.3 The Managing Broker-Dealer shall make no representations to any prospective investor or purchaser other than those contained in the Registration Statement, and will not allow any other written materials to be used to describe the potential investment to prospective purchasers or investors other than the Registration Statement.

4.4 The Managing Broker-Dealer will limit the Offering to persons whom the Managing Broker-Dealer has reasonable grounds to believe meet the financial suitability and other investor or purchaser requirements set forth in the Prospectus.

4.5 The Managing Broker-Dealer, in coordination with the Company, will request and arrange for the Company to send to Selling Group Members all necessary due diligence materials as well as Registration Statements and Prospectuses, supplements thereto, marketing materials, and support Selling Group Members regarding the Company and the Offering.

4.6 The Managing Broker-Dealer, directly or indirectly through participating Selling Group Members, will provide each prospective investor or purchaser with a copy of the Prospectus and supplements thereto during the course of the Offering, and before a related sale, advise each such prospective purchaser at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, afford said purchaser and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Prospectus.

4.7 The Managing Broker-Dealer and indirectly through participating Selling Group Members, shall maintain in its files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each purchaser.

4.8 The Managing Broker-Dealer and indirectly through participating Selling Group Members, will comply in all respects with the subscription procedures and plan of distribution set forth in the Prospectus.

4.9 In the event the Managing Broker-Dealer receives any customer funds for the purchase of Debentures, the Managing Broker-Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds, to such account as determined by the Company pursuant to the Subscription Agreement of each potential purchaser of a Debenture.

4.10 The Managing Broker-Dealer will furnish to the Company upon request a complete list of all persons who have been offered Debentures, whether directly or through any other Selling Group Members, and such persons’ places of residence upon the Company’s request.

4.11 When any Selling Group Members are utilized in the Offering, the Managing Broker-Dealer agrees to cause such Selling Group Members to comply with all of the obligations of the Managing Broker-Dealer set forth in this Agreement (including the obligations set forth in this Article 4), as if such Selling Group Members were a party to this Agreement.  In this regard, the Managing Broker-Dealer will provide each Selling Group Member with a true, correct and complete copy of this Agreement and will obtain the written acknowledgment and agreement of each participating Selling Group Member to abide by the obligations contained herein.

4.12 In the event the Company has paid the Managing Broker-Dealer any compensation or expense reimbursements under this Agreement, the Managing Broker-Dealer shall be obligated to pay all Selling Group Members from such funds on the next business day following the receipt of such funds from the Company.

4.13 The Managing Broker-Dealer agrees to allow Company wholesalers to maintain necessary licensing with the Managing Broker-Dealer and to receive sales compensation related to the Offering.   Notwithstanding the foregoing, the Managing Broker-Dealer shall have the right to refuse any wholesaler in its sole discretion.

4.14 From June 1, 2012, Managing Broker Dealer shall no longer be responsible for business development activities related to the offering.  To this regard, Managing Broker Dealer shall no longer be required to hire or retain any independent contractors or to pay for those independent contractors hired by Company relating to business development.

5.	Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer hereby represents and warrants to the Company as follows:

5.1 The Managing Broker-Dealer (i) has been duly organized, is validly existing and in good standing in the State of California, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement. The Managing Broker-Dealer is a member in good standing of FINRA.

5.2 The Managing Broker-Dealer has full power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Managing Broker-Dealer and is a valid and binding agreement on the part of the Managing Broker-Dealer, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any material agreement to which the Managing Broker-Dealer is a party or by which it or its properties may be bound; (ii) the articles or certificate of incorporation or bylaws of the Managing Broker-Dealer; or (iii) any applicable law, order or Governmental Rules.

5.3 The Managing Broker-Dealer has obtained all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of the Managing Broker-Dealer’s obligations under this Agreement. The Managing Broker-Dealer is a registered broker-dealer in good standing under the appropriate laws and regulations of each of the states in which offers or solicitations of offers to subscribe for the Debentures will be made by the Managing Broker-Dealer (or is exempt from such registration).

5.4 There are no actions, suits or proceedings pending or, to the knowledge of the Managing Broker-Dealer, threatened against or affecting the Managing Broker-Dealer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Managing Broker-Dealer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Managing Broker-Dealer’s ability to perform its obligations under this Agreement.  The Managing Broker-Dealer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

5.5 The Managing Broker-Dealer has obtained all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

5.6 The Managing Broker-Dealer Disclosure Statements in the Prospectus (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  For purposes of this Agreement, the “Managing Broker-Dealer Disclosure Statements” means any statements or disclosures included within or the subject of the Registration Statement or the Prospectus, which, when the Prospectus supplement is or was filed with the SEC and at all times subsequent thereto, are either (i) included within the disclosure under the heading “Plan of Distribution” in the Prospectus, or (ii) based upon and conform to written information relating to the Managing Broker-Dealer furnished in writing to the Company by the Managing Broker-Dealer specifically for use in the preparation of the Prospectus, or any supplement to the Prospectus.

5.7 The Managing Broker-Dealer has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to conduct its business as contemplated by and described in this Agreement, all of which are, to the Managing Broker-Dealer’s knowledge, valid and in full force and effect.  The Managing Broker-Dealer is conducting its business in substantial compliance with all applicable laws and Governmental Rules of the jurisdictions in which it is conducting business, and the Managing Broker-Dealer is not in material violation of any applicable laws or Governmental Rules.

5.8 The Managing Broker-Dealer has not distributed, and will not distribute prior to the completion of the Offering, any offering material in connection with the Offering, other than the Prospectus, the Registration Statement, the incorporated documents, and other materials, if any, permitted by and in compliance with the Securities Act.

6.	Conditions.

6.1 The obligation of the Managing Broker-Dealer to sell the Debentures on a best-efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

(a)           The Registration Statement shall be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Managing Broker-Dealer, threatened by the SEC or any state securities commission or similar regulatory body.  Any request by the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Managing Broker-Dealer.

(b)           The Indenture shall have been duly authorized, executed and delivered by the Company and the trustee, and duly qualified under the Trust Indenture Act of 1939.

(c)           The Managing Broker-Dealer shall have received from the Company a certificate, dated as of the Initial Closing Date, of an executive officer of the Company, as to (i) the accuracy of the representations and warranties of the Company in this Agreement, compliance by the Company with all the agreements and satisfaction of all the conditions to be performed or satisfied by the Company under this Agreement; (ii) the absence of any stop order or similar order or related proceedings; and (iii) the absence of any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries taken as a whole or might materially and adversely affect its properties, assets or rights, except as contemplated in the Prospectus or related documents.

(d)           The Managing Broker-Dealer shall have received a certificate of Secretary of the Company, dated as of the Initial Closing Date, certifying as to (i) the certificate of incorporation and bylaws of the Company, and (ii) resolutions of the Board of Directors of the Company relating to the preparation and signing of the Registration Statement and this Agreement, the issuance and sale of the Debentures and other related matters.

The Managing Broker-Dealer may waive in writing the performance of any one or more of the conditions specified in this Section or extend the time for their performance.  If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, and if the fulfillment of said condition has not been waived by the Managing Broker-Dealer, then this Agreement and all obligations of the Managing Broker-Dealer hereunder may be canceled at, or at any time prior to, the Initial Closing Date by the Managing Broker-Dealer.

7.
Compensation.  Subject to Section 11, as compensation for services rendered by the Managing Broker-Dealer hereunder, the Managing Broker-Dealer will be entitled to receive from the Company the following:

7.1 A revised “Dealer Manager Fee” and “Selling Commission” based upon the principal amount of a sold Debenture during the term of the Agreement, in accordance with the following table:

Term of Debenture	Prior to 6-1-2012	6-1-2012 and After
	Dealer Manager Fee (%)	Dealer Manager Fee (%)	Selling Commission (%)
Six-Month Debenture	0.50%	0.50%	0.50%
One-Year Debenture	1.00%	0.50%	1.00%
Two-Year Debenture	1.00%	0.50%	3.25%
Three-Year Debenture	1.00%	0.50%	4.25%
Four-Year Debenture	1.00%	0.50%	4.75%
Five-Year Debenture	1.00%	0.50%	4.90%
Seven-Year Debenture	1.00%	0.50%	5.00%

7.2 In the event Dealer Manager is able to secure National Financial Services to custody the Renewable Secured Debentures product for the selling group, Dealer Manager shall receive a Dealer Manager Fee equal to 1.5% for all business written through Arque Capital.  Further, contrary to that which is stated in Section 7.1, Dealer Manager shall receive from June 1, 2012, a Dealer Manager Fee equal to 0.75% for all business written through selling group members who joined the syndicate before June 1, 2012.  Both Managing Broker Dealer and Company agree that the revised Dealer Manager Fee payments are up to date as of January 31, 2013.

7.3 A “Wholesale Commission” that the Company may agree to pay certain specified wholesalers, in its sole and absolute discretion, in amounts not to exceed 0.80% of the principal amount of the Debentures sold.

7.4 Any and all Dealer-Manager Fees, Selling Commissions and Wholesale Commissions (collectively, the “Fees”), together with any expenses reimbursable pursuant to Sections 8 and 9 below, shall be payable regularly once every two weeks.  Under no circumstance will the aggregate fees paid to the Managing Broker-Dealer and Selling Group Members exceed an average of Eight Percent (8%) over the life of the Offering.  The Company shall prepare comprehensive sales data and e-mail such data to the Managing Broker-Dealer every two weeks, five days before each payment date for any Fees.  The Managing Broker-Dealer shall use such data to constantly calculate and insure that the aggregate fees paid to the Managing Broker-Dealer and Selling Group Members do not exceed an average of Eight Percent (8%) over the life of the Offering and to calculate and create an invoice for Fees and Non-Accountable Expenses, which shall be presented to the Company at least two days before each payment date for Fees.  The Company and the Managing Broker-Dealer will, in good faith and in a timely manner, negotiate any dispute relating to any Fees.  Disputes that cannot be resolved by discussion will be resolved through FINRA binding arbitration.

7.5 The Company shall pay all Fees as directed on any invoice provided by the Managing Broker-Dealer, and the Managing Broker-Dealer shall hold the Company harmless for any Fees or Expenses (as defined in Section 8 below) disputes arising among or between the Managing Broker-Dealer and any Selling Group Members or any wholesalers.  Managing Broker Dealer shall have the right to actively advise Company as to how to remedy the Offering variables if the aggregate fees paid at any given time averages over Eight Percent (8%) and Company agrees to work in cooperation with Managing Broker Dealer until such time the remedy begins to work.

7.6           The Company and Managing Broker-Dealer expect to come to an arrangement where the Managing Broker-Dealer’s proprietary key accounts and wholesale sales force will assist in the further expansion of the Selling Group by introducing new broker-dealers currently not in the Selling Group and by providing wholesale support to such new broker-dealers who become new Selling Group Members.  The specific terms of the Dealer Manager Fee and Wholesale Commissions payable to the Managing Broker Dealer shall be memorialized in a separate agreement between the parties, but such fees and commissions shall be payable to the Managing Broker Dealer for the life of the offering.

8.	Non-Accountable Expense Allowance.

8.1 Subject to Section 11, and in addition to the Fees described in Section 7, the Company will reimburse the Managing Broker-Dealer and Selling Group Members for their expenses, on a non-accountable basis, based upon the principal amount of a sold Debenture, in amounts not to exceed the following table:

Term of Debenture	Non-Accountable Expense Reimbursement (%)
Six-Month Debenture	0.50%
One-Year Debenture	1.00%
Two-Year Debenture	1.00%
Three-Year Debenture	1.00%
Four-Year Debenture	1.00%
Five-Year Debenture	1.00%
Seven-Year Debenture	1.00%

8.2 The expenses reimbursable under this Section 8 are referred to as “Non-Accountable Expenses.”  Non-Accountable Expenses shall be payable in the same manner and on the same terms as Fees are payable under Section 7.

9.	Accountable Expense Allowance.

Subject to Section 11, and in addition to the Non-Accountable Expenses described in Section 8, the Company will reimburse the Managing Broker-Dealer and Selling Group Members for their actual expenses “Accountable Expenses” in amounts not to exceed 0.70% of the principal amount of the Debentures sold.

9.1 The expenses reimbursable under this Section 9 are referred to as “Accountable Expenses.”  Accountable Expenses shall be payable in the same manner and on the same terms as Fees and Non-Accountable Expenses are payable under Section 7 upon the Company’s receipt of proper accounting back-up for such Accountable Expenses.  Company and Managing Broker-Dealer shall work proactively with each other to insure that each are timely informed of all Accountable Expenses and commitments to pay such expenses as they are made.

10.
Offering.  The Offering of Debentures shall be at and upon the terms and conditions set forth in the Registration Statement and the exhibits and appendices thereto and any amendments or supplements thereto.

11.	Conditions to Payment of Fees, Non-Accountable Expenses and Accountable Due Diligence Expense.

11.1 No selling commissions, allowances or other compensation (or expenses) will be payable with respect to any subscriptions for Debentures that are rejected by the Company, or if the Company terminates the Offering for any reason whatsoever or for no reason.  No selling commissions, allowances or other compensation will be payable by the Company with respect to any sale of Debentures unless and until such time as the Company has received the total proceeds of any such sale.

11.2 With the exception of the Non-Accountable Expenses” and “Accountable Due Diligence Expenses” described in Section 8 and Section 9, all attorneys' fees and all other costs and expenses incurred by the Managing Broker-Dealer in the performance of any obligations hereunder, including but not limited to expenses otherwise related to the Offering, shall be the sole and exclusive responsibility of the Managing Broker-Dealer unless otherwise approved by the Company as an Accountable Due Diligence Expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

11.3 No Fees or Non-Accountable Expenses will be payable with respect to any subscriptions for Debentures that are sold to non-U.S. investors unless otherwise agreed in writing by the Company.

12.	Indemnification of the Managing Broker-Dealer.

12.1 Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless (i) the Managing Broker-Dealer and Selling Group Member, and (ii) each person, if any, who controls the Managing Broker-Dealer and Selling Group Member and its officers, directors, owners, employees, agents, and each of their respective attorneys and accountants (all of the foregoing persons described in clauses (i) and (ii) being collectively referred to as the “Selling Parties”), against any and all loss, liability, claim, damage and expense whatsoever ("loss") arising out of or based upon:

(a)           Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any application or other document filed in any jurisdiction in order to qualify or register the Debentures in connection with the Offering;

(b)           The omission or alleged omission from the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)           Any unauthorized verbal or written representations in connection with the Offering made by the Company or its agents (other than by the Managing Broker-Dealer, the Selling Group Members, or any of their respective employees or affiliates), employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

(d)           The material breach by the Company of any term, condition, representation, warranty or covenant of this Agreement.

12.2 If any action (including any third party action) is brought against the Managing Broker-Dealer or Selling Group Member in respect of which indemnity may be sought hereunder, the Managing Broker-Dealer shall promptly notify the Company in writing of the institution of such action.

12.3 Upon proper notice from an indemnified Selling Party, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party.  After notice from the Company of its election to assume the defense thereof, the Company will not be liable to the Selling Party under Section 11.1 for any legal or other expenses subsequently incurred by such Selling Party in connection with the defense thereof; provided, however, that if the defendants in any such action include both a Selling Party and the Company, and the Selling Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Company, then the Selling Party or Parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Company.  In no event shall the Company be liable for fees and expenses of more than one counsel for each Selling Party separate from the Company’s own legal counsel.  The Company shall not be liable to any Selling Party on account of any settlement of any claim or action effected without the consent of such Selling Party.

12.4 The Company agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Company, or any of its officers, directors, employees or agents in connection with the issuance and sale of Debentures, or in connection with the Registration Statement.

12.5 The indemnity provided to the Selling Parties pursuant to this Section 12 shall not apply to any such person or entity to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Parities or any of their respective agents.

13.	Indemnification of the Company.

13.1 Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless (i) the Company, (ii) its directors, officers, employees and agents, and its attorneys and accountants, and (iii) each person, if any, who controls the Company and its own directors, officers, owners, employees, agents, and each of their respective attorneys and accountants (all of the foregoing persons described in clauses (i) through (iii) being collectively referred to as the “Company Parties”), against any and all loss, liability, claim, damage and expense whatsoever ("loss") arising out of or based upon:

(a)           Any unauthorized verbal or written representations in connection with the Offering made by the Managing Broker-Dealer (other than by the Company or its employees or agents), or its employees or agents (including any Selling Group Members) in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

(b)           The breach by the Managing Broker-Dealer of any term, condition, representation, warranty, or covenant of this Agreement; or

(d)           Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and comprising a Managing Broker-Dealer Disclosure Statement.

13.2 If any action (including any third-party action) is brought against a Company Party in respect of which indemnity may be sought hereunder, the Company shall promptly notify the Managing Broker-Dealer in writing of the institution of such action.

13.3 Upon proper notice from an indemnified Company Party, the Managing Broker-Dealer will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party.  After notice from the Managing Broker-Dealer of its election to assume the defense thereof, the Managing Broker-Dealer will not be liable to the Company Party under Section 12.1 for any legal or other expenses subsequently incurred by such Company Party in connection with the defense thereof; provided, however, that if the defendants in any such action include both a Company Party and the Managing Broker-Dealer, and the Company Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Managing Broker-Dealer, then the Company Party or Parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Managing Broker-Dealer.  In no event shall the Managing Broker-Dealer be liable for fees and expenses of more than one counsel for each Company Party separate from the Managing Broker-Dealer’s own legal counsel.  The Managing Broker-Dealer shall not be liable to any Company Party on account of any settlement of any claim or action effected without the consent of such Company Party.

13.4 The Managing Broker-Dealer agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of the Managing Broker-Dealer's officers, directors, partners, affiliates, or agents in connection with the issuance and sale of Debentures or in connection with the Registration Statement.

13.5 The indemnity provided to the Company Parties shall not apply to any such person or entity to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any of its agents (or a Company Party).

13.6 The Managing Broker-Dealer agrees to require that each Selling Group Member enter into an agreement providing indemnity to the Company consistent with the indemnity provided by the Managing Broker-Dealer pursuant to the provisions of this Section 13.

14.
Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 12 and 13 is for any reason held to be unavailable from the Company, the Managing Broker-Dealer or a Selling Group Member, as the case may be, the Company, the Managing Broker-Dealer and the Selling Group Member,  shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, the Managing Broker-Dealer or such Selling Group Member, in connection with the events described in Sections 12 and 13, as the case may be, which resulted in such losses, liabilities, claims damages or expenses, as well as any other equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managing Broker-Dealer or a Selling Group Member, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement.  Any persons entitled to indemnification hereunder shall be entitled to receive, from a party obligated to indemnify under Section 12 or 13, contribution hereunder.

15.
Compliance.  The Managing Broker-Dealer covenants to the Company that the actions, direct or indirect, by the Managing Broker-Dealer shall conform to  the requirements applicable to broker-dealers under federal and applicable state securities laws, rules and regulations, and (ii) that the Selling Group Members shall be in good standing under applicable requirements and rules of FINRA to offer the Debentures.

16.
Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Company, including the indemnification and contribution covenants contained herein, shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer or the Company and/or any controlling person, and shall survive the sale of and payment for Debentures.

17.
Costs of Offering.  Except for the compensation payable to the Managing Broker-Dealer described in Section 7 and the expense reimbursements described in Section 8, which are the sole obligations of the Company, the Managing Broker-Dealer will pay all of its own costs and expenses, including but not limited to all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Managing Broker-Dealer's legal counsel.  The Company agrees to pay all other expenses incident to the performance of its respective obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of Debentures under federal and applicable state securities laws, including fees and disbursements of the Company's counsel, all costs of reproduction and distribution of the Prospectus and any amendment or supplement thereto, and all costs of attorneys' fees and other expenses.

18.
Termination.  This Agreement is terminable by any party only “for cause” before the end of the 13th month following effectiveness of the Registration Statement, and without cause thereafter.  Cause shall be defined as:

(a)           The failure of the Managing Broker-Dealer to provide the services set forth in this Agreement, or any breach by the Managing Broker-Dealer of any of its representations or warranties set forth in this Agreement;

(b)           The receipt by the Managing Broker-Dealer or the Company of a regulatory notice from FINRA or the SEC that makes either party incapable of fulfilling their respective duties hereunder without harming the reputation of the other party.

(c)           The sale by the Company of all or substantially all of its assets, or the sale of capital stock of the Company comprising at least 51% of the outstanding capital stock in the Company, or the consummation of a merger involving the Company and after which Jon R. Sabes and Steve Sabes or their affiliates no longer own at least 51% of the outstanding capital stock in the Company.

Any termination under this Section shall not affect the indemnification agreements set forth in Sections 11 and 12, or the contribution obligations under Section 13.  In the event of a termination, Managing Broker Dealer shall be entitled to receive reimbursement of its out-of-pocket accountable expenses actually incurred.

19.
Confidentiality.  The Managing Broker-Dealer agrees that all non-public information pertaining to the Company, including but not limited to the Selling Group Members, compensation, wholesalers, business plans, employee lists, financial statements of the Company and its subsidiaries and affiliates (collectively, the “Confidential Information”) will be held by the Managing Broker-Dealer in confidence and solely for use of the Managing Broker-Dealer’s personnel, clients and advisors of clients, in the course of performing the obligations of the Manager Broker-Dealer hereunder, and will not be provided to any other persons or entities without the prior written approval of the Company. Any parties receiving Confidential Information from the Managing Broker-Dealer, including any Selling Group Members, must expressly agree to be bound by the restrictions set forth in this Section; provided, however, that Confidential Information shall not include information that (i) is or becomes publicly available other than as a result of acts by the Managing Broker-Dealer in breach of this Agreement, (ii) is in the Managing Broker-Dealer’s possession prior to disclosure by the Company or is independently derived by the Managing Broker-Dealer without the aid, application or use of the Confidential Information, (iii) is disclosed to the Managing Broker-Dealer by a third party on a non-confidential basis (provided that the third party did not receive such information in violation of or is bound by a confidentiality agreement), or (iv) the Managing Broker-Dealer determines or may be required to be disclosed by Governmental Rules.

20.	Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Delaware without regard to conflicts-of-law provisions.

21.
Severability.  If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.

23.	Modifications or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

24.
Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Broker-Dealer, shall be mailed or delivered to Arque Capital, Ltd., 7501 East McCormick Parkway, Suite 111 North Court, Scottsdale, AZ 85258; and if sent to the Company shall be mailed or delivered to 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402.  The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto or, if mailed, on the third day after mailing by both first-class U.S. mail and certified U.S. mail with return receipt requested.

25.
Parties.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained; provided, however, that the provisions of Section 11, 12 and 13 are also intended for the benefit of the Selling Parties and Company Parties, as applicable, although the provisions of any such Section may be amended without the consent of any such Persons.  Neither party may assign any of its hereunder, or delegate any of its duties hereunder, without the prior and express written consent of the other party.

26.
Delay.  Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

27.
Attorneys Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, each party shall be responsible for paying its own attorneys fees.

28.
Entire Agreement.  This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

29.
Incorporation of Addendum to Third Amended and Restated Managing Broker-Dealer Agreement Dated February 28, 2013.  By this reference, the Addendum to the Third Amended and Restated Managing Broker-Dealer Agreement Dated February 29, 2013 signed and entered into by and between the parties is hereby incorporated into this Fourth Amended and Restated Managing Broker-Dealer Agreement.

(Signature Page Follows)

If the foregoing correctly sets forth the understanding between the Company and the Managing Broker-Dealer, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Company in the envelope provided for this purposes, whereupon this letter agreement shall constitute a binding agreement between us.

Very truly yours,

GWG HOLDINGS, INC.
a Delaware corporation

By:	/s/ Jon Sabes
Jon R. Sabes, CEO

AGREED AND ACCEPTED:

ARQUE CAPITAL, LTD.
a California Corporation

By:	/s/ Michael Ning
Michael C. Ning, President & CEO
Title